Exhibit 10.24

THIS BOND AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

CONVERTIBLE BOND

AMOUNT: $1,000,000	DATE: August 10th, 2023

FOR VALUE RECEIVED, Prototype Group, Inc., a Delaware corporation (the “Company”), promises to pay to the order of K Enter Holdings Inc., a Delaware corporation, or its permitted assigns (collectively, the “Holder”), the principal amount set forth above plus simple interest at a fixed rate equal to the Applicable Federal Rate (as defined in the Internal Revenue Code of 1986, as amended) for short term loans as of the date hereof until this convertible bond (this “Bond”) is paid in full. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days and shall accrue from the date of this Bond. Notwithstanding any other provision of this Bond, the Holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

Unless converted pursuant to the provisions hereof, payments of principal and interest will be made by: (i) check in immediately available United States funds sent to the Holder at the address furnished to the Company for that purpose; or (ii) wire transfer of immediately available funds to such bank account as the Holder may specify to the Company in writing.

The following is a statement of the rights of the Holder of this Bond and the conditions to which this Bond is subject to and to which the Holder hereof, by the acceptance of this Bond, agrees:

1. Maturity Date. Unless earlier repaid or converted, the principal and accrued interest on this Bond shall be due and payable upon demand of the Holder on or after the one-year anniversary of the date of this Bond (the “Maturity Date”).

2. Prepayment. The Company may, with the written consent of the Holder, repay all or any amount owed under this Bond at any time without premium or penalty prior to the conversion of this Bond pursuant to the provisions hereof.

3. Bond Conversion.

3.1. General.

3.1.1 Voluntary Conversion. Holder has the right, at Holder’s option, at any time prior to payment in full of the principal amount and all accrued interest of this Bond, to convert the outstanding principal amount and all accrued and unpaid interest of this Bond into such number of shares of common stock of the Company (the “Common Shares”) equal to the entire unpaid principal amount of this Bond and all accrued unpaid interest thereon, divided by a conversion price per share equal to $7.40 per share in case the pre-money valuation of the Company shall meet or exceed USD 94.8 million, and in case the pre-money valuation of the Company shall be below USD 94.8 million, the conversion price per share shall be proportionally reduced (the “Conversion Price”). Notwithstanding any provision of this Bond to the contrary, with respect to a Change of Control (as defined below), the Conversion Price means the price to be paid per share by the parties purchasing or exchanging shares of the Company.

3.1.2 Conversion at Maturity. If this Bond is not earlier repaid in accordance with Section 2 or converted in accordance with Section 3.1.1 and the Company issues and sells shares of its Equity Securities (defined below) to venture capital, institutional or other investors on or before the Maturity Date in an equity financing resulting in gross proceeds to the Company of at least USD 10,000,000 (whether in a single or multiple closings, and excluding the conversion of this Bond) (a “Qualified Transaction”), then at any time on or after the Maturity Date, the Company shall have the option to (a) repay all outstanding principal and accrued unpaid interest of the Bond or (b) convert all or any portion of the outstanding principal and accrued unpaid interest into such number of Common Shares equal to the principal amount and all accrued unpaid interest thereon to be converted hereunder divided by the Conversion Price. “Equity Securities” means the Company’s capital stock or any securities conferring the right to purchase the Company’s capital stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s capital stock.

3.2. Conversion Procedure.

3.2.1 Notice of Conversion.

a)	In connection with exercise of Holder’s option to convert this Bond in accordance with Section 3.1.1, Holder shall deliver written notice to the Company notifying the Company of the conversion elected to be effected by the Holder, specifying the principal amount of the Bond and accrued interest thereon to be converted, and the date on which such conversion will occur.

b)	In connection with exercise of the Company’s option to convert this Bond in accordance with Section 3.1.2, the Company shall deliver written notice to the Holder notifying the Holder of the conversion elected to be effected by the Company, specifying the principal amount of the Bond and accrued interest thereon to be converted, and the date on which such conversion will occur.

3.2.2 Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock shall be issued upon conversion of this Bond. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Bond, the Company shall pay to the Holder in cash the amount of outstanding principal and accrued interest that is not so converted. Upon the conversion of this Bond pursuant to Section 3.1 above, the Holder shall surrender this Bond, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at the Holder’s address or if no such address appears or is given, at such principal office of the Company, a certificate or certificates for the number of shares of the Company’s Common Shares to which the Holder shall be entitled upon such conversion, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares as described above. Upon conversion in full of this Bond, the Company shall be forever released from all its obligations and liabilities under this Bond.

3.2.3 Documentation. Upon the conversion of this Bond pursuant to Section 3.1 in connection with the Qualified Transaction, any bona fide equity financing that is not a Qualified Transaction or Change of Control, the Holder shall receive the same contractual rights as are made available to all investors in such Qualified Transaction, bona fide equity financing or Change of Control, as applicable and further, Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Transaction or Change of Control, as the case may be, in a form acceptable to the Holder, including a purchase agreement and other ancillary agreements, with customary representations and warranties and, in the case of a Qualified Transaction, with transfer restrictions, and having the same terms as those agreements entered into by the other purchasers of securities in the Qualified Transaction.

4. Change of Control. If the Company consummates a Change of Control (as defined below) prior to the conversion or repayment of the entire principal amount and all accrued interest under this Bond, the Company shall notify the Holder in writing at least ten (10) business days prior to the closing of such Change of Control (the “Change of Control Notice”). The Company shall repay the outstanding principal balance of this Bond plus all accrued and unpaid interest hereunder on the date of the closing of such Change of Control unless the Holder elects to convert this Bond pursuant to Section 3.1.1 above within five (5) business days of the delivery by the Company of the Change of Control Notice. For purposes hereof, “Change of Control” means (y) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary or (z) any (A) consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the holders of Common Shares immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (C) any sale, lease, transfer, exclusive license or other disposition (directly or indirectly) of all or substantially all of the assets or technology of the Company.

5. Events of Default. The Company shall notify the Holder in writing immediately upon the occurrence of any of the following events (each an “Event of Default”). The Holder may declare the entire unpaid principal and accrued interest on this Bond to be immediately due and payable, by a notice in writing to the Company if an Event of Default occurs.:

5.1. (a) The Company fails to pay all of the principal and unpaid accrued interest required under this Bond when due and payable or (b) a breach or default of any other obligation of the Company under this Bond, which default shall not have been cured within ten (10) days of written notice thereof from the Holder to the Company; or

5.2. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Company to institution of bankruptcy or insolvency proceedings against the Company under any federal or state law, or the consent by the Company to or acquiescence in the filing of any petition relating thereto, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by the Company of an assignment, for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as such debts become due;

5.3. If, within sixty (60) days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of the Company or of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.; or

5.4. The Company terminates its business.

6. Senior Indebtedness. All payments due under this Bond shall be senior to all other indebtedness of the Company.

7. Waiver of Notice; Fees. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. Other than pursuant to a writing by the Holder, no failure to exercise any right of the Holder with respect to this Bond, nor any delay in, or waiver of, the exercise thereof, shall impair any such right or be deemed to be a waiver thereof. If the Holder is required to commence legal proceedings or incur any other cost to collect amounts due and payable hereunder or to enforce its rights under this Bond, the Company shall be liable to pay or reimburse the Holder for all reasonable costs and expenses incurred in connection with the collection of such amounts and any such legal proceedings, including without limitation attorneys’ fees.

8. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

8.1. The Company a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted.

8.2. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Bond and otherwise to carry out its obligations hereunder. This Bond has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

8.3. Neither the execution and delivery of this Bond, nor the consummation of the transactions contemplated hereunder or compliance by the Company with the terms and provisions hereof, will conflict with, or result in a breach or violation of, or constitute a default under, any of the terms, conditions and provisions of: (i) the Company’s articles of association, or other governing instruments of the Company, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iv) any applicable law.

8.4. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Bond by the Company and the performance of the Company’s obligations under the Bond, including the issuance and delivery of the Bond, and the reservation of the equity securities issuable upon conversion of the Bond (the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Conversion Securities, when issued in compliance with the provisions of this Bond, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

8.5. The performance and consummation of the transactions contemplated by this Bond do not and will not: (i) result in the acceleration of any debt or contract to which the Company is a party or by which it is bound; or (ii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any permit, license or authorization applicable to the Company, its business or operations.

8.6. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other persons required on the part of the Company in connection with the valid execution and delivery of this Bond and the Conversion Securities issuable upon the conversion of the Bond or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective as of the date of this Bond.

8.7. Assuming the accuracy of the representations and warranties of the Holder contained in Section 9 hereof, the offer, issue, and sale of the Bond and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

9. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

9.1. Authorization. The Holder has all power and authority to enter into this Bond and to consummate the transactions contemplated hereby, and this Bond has been duly authorized by all necessary actions on the part of the Holder. This Bond has been, or will be, duly executed and delivered by the Holder and constitutes, or will constitute, a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

9.2. Purchase for Own Account. The Holder has been advised that this Bond and the Conversion Securities have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration with respect to this Bond or the underlying securities. The Holder represents that it is acquiring this Bond and the underlying securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of this Bond or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

9.3. Information and Sophistication. The Holder hereby acknowledges that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

9.4. Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

9.5. Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Bond and to comply with state or federal securities laws or other regulatory approvals.

10. Market Stand-Off. If requested by the Company and an underwriter of Common Shares (or other securities) of the Company, the Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Shares (or other securities) of the Company held by the Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s initial public offering filed under the Act, provided that if (a) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, then the restrictions imposed by this market stand-off provision shall continue to apply until the expiration of the seventeen (17)-day period beginning on the issuance of such earnings release or the occurrence of a material news or material event; and provided further that all executive officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities have entered into and are bound by similar agreements. The Holder agrees to enter into a written market stand-off agreement satisfactory to the Company and such underwriter to effect the intent of this Section 10. The obligations described in this Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with a legend with respect to the Common Shares (or other securities) subject to the foregoing restriction until the end of such lock-up period.

11. Miscellaneous.

11.1. No Assignment. Neither party shall be entitled to assign or transfer all or any portion of this Bond to any other person or entity without the other party’s prior written consent and any purported assignment in the absence of such consent shall be null and void. Notwithstanding the foregoing, the Holder shall be entitled, upon written notice to the Company, to assign this Bond to any other entity of Holder that directly or indirectly, controls, is controlled by, or is under common control with the Holder, including, without limitation, any general partner, managing member, officer or director of the Holder, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Holder.

11.2. Successors and Assigns. Subject to the exceptions specifically set forth in this Bond, the terms and conditions of this Bond shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties.

11.3. Loss or Mutilation of Bond. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Bond, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of the Bond, in the case of mutilation, the Company shall execute and deliver to Holder a new Bond of like tenor and denomination as this Bond. Principal is payable only to the registered Holder of the Bond.

11.4. Titles and Subtitles. The titles and subtitles of the Sections of this Bond are used for convenience only and shall not be considered in construing or interpreting this agreement.

11.5. Notices. All notices required or permitted hereunder shall be in writing, addressed to the address, email address or fax number set forth next to such party’s name on the applicable counterpart signature page hereto and to the address for the Company’s principal office or the email address for the Company, and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

11.6. Holder Not a Stockholder. This Bond does not confer upon the Holder any right to vote or to consent to or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

11.7. Governing Law. This Bond is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Delaware, without regard to its conflict of laws provisions.

11.8. Venue. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS BOND OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY JUDGMENT ENTERED BY ANY COURT WITH RESPECT TO THIS BOND OR SUCH TRANSACTIONS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE COUNTY OF LOS ANGELES AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH ACTION OR PROCEEDING. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.9. Waiver and Amendment. Any term of this Bond may be amended, waived or modified with the written consent of the Company and the Holder.

11.10. Severability. In the event any one or more of the provisions of this Bond is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Bond operate or would prospectively operate to invalidate this Bond, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Bond and the remaining provisions of this Bond will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

11.11. Entire Agreement. This Bond constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

11.12. Counterparts. This Bond may be executed in any number of counterparts, either manually or electronically, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

11.13. Attorney’s Fees. The prevailing party in any litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including reasonable attorneys’ fees and expenses.

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IN WITNESS WHEREOF, the undersigned have caused this Bond to be executed as of the date first set forth above.

THE COMPANY:

PROTOTYPE GROUPE, INC., a Delaware corporation

By:
Name:	Craig Bernard
Title:	Chief Executive Officer

Address:	3450 Cahuenga Blvd. W., Unit 509 Los Angeles, CA 90068

Email:	craig@prototypegroupe.com

[Signature Page to Convertible Bond]

IN WITNESS WHEREOF, the undersigned have caused this Bond to be executed as of the date first set forth above.

HOLDER:

K Enter Holdings Inc.

By:
Name:
Title:

Address:	16192 Coastal Highway Lewes, Delaware 19958

Email:	dale.lee@kwavemedia.com

Principal Amount of Bond: $1,000,000

[Signature Page to Convertible Bond]